Exhibit 3.1

THE COMPANIES LAW (REVISED), AS AMENDED

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Qudian Inc.

(adopted by special resolution on the 9th day of December, 2016)

1.	The name of the Company is Qudian Inc.

2.	The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman,KY11111,Cayman Islands, or at such other place as the Directors may from time to time decide.

3.	The objects for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a)	(i)	To carry on the business of an investment company and to act as promoters and entrepreneurs and to carry on business as financiers, capitalists, concessionaires, merchants, brokers, traders, dealers, agents, importers and exporters and to undertake and carry on and execute all kinds of investment, financial, commercial, mercantile, trading and other operations.

	(ii)	To carry on whether as principals, agents or otherwise howsoever the business of realtors, developers, consultants, estate agents or managers, builders, contractors, engineers, manufacturers, dealers in or vendors of all types of property including services.

(b)	To exercise and enforce all rights and powers conferred by or incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof, to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(c)	To purchase or otherwise acquire, to sell, exchange, surrender, lease, mortgage, charge, convert, turn to account, dispose of and deal with real and personal property and rights of all kinds and, in particular, mortgages, debentures, produce, concessions, options, contracts, patents, annuities, licenses, stocks, shares, bonds, policies, book debts, business concerns, undertakings, claims, privileges and choses in action of all kinds.

(d)	To subscribe for, conditionally or unconditionally, to underwrite issue on commission or otherwise, take, hold, deal in and convert stocks, shares and securities of all kinds and to enter into partnership or into any arrangement for sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute, form or organize any company syndicate or partnership of any kind, for the purpose of acquiring and undertaking any property and liabilities of the Company or of advancing, directly or indirectly, the objects of the Company or for any other purpose which the Company may think expedient.

(e)	To stand surety for or to guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether or not related or Affiliated to the Company in any manner and whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by any such method and whether or not the Company shall receive valuable consideration therefor.

(f)	To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors of the Company capable of being conveniently carried on in conjunction with any of the aforementioned businesses or activities or which may appear to the Directors or the Company likely to be profitable to the Company.

4.	In the interpretation of this Memorandum of Association in general and of this Clause 4 in particular no object, business or power specified or mentioned shall be limited or restricted by reference to or inference from any other object, business or power, or the name of the Company, or by the juxtaposition of two or more objects, businesses or powers and that, in the event of any ambiguity in this Clause 4 or elsewhere in this Memorandum of Association, the same shall be resolved by such interpretation and construction as will widen and enlarge and not restrict the objects, businesses and powers of and exercisable by the Company.

5.	Except as prohibited or limited by the Companies Law (REVISED) (as amended or modified from time to time), the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without in any way restricting the generality of the foregoing, the power to make any alterations or amendments to this Memorandum of Association and the Articles of Association of the Company considered necessary or convenient in the manner set out in the Articles of Association of the Company, and the power to do any of the following acts or things, viz: to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company to do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money or other assets and to act as guarantors; to borrow or raise money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest money of the Company in such manner as the Directors determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to Members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to Directors, officers, employees, past or present and their families; to purchase Directors and officers liability insurance and to carry on any trade or business and generally to do all acts and things which, in the opinion of the Company or the Directors, may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the aforesaid business PROVIDED THAT the Company shall only carry on the businesses for which a license is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

6.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

7.	The share capital of the Company is US$80,000 divided into (a) 577,539,514 Ordinary Shares of par value of US$0.0001 each, (b) 2,616,641 convertible and redeemable Series A-1 Shares of par value of US$0.0001 each, (c) 4,779,796 convertible and redeemable Series A-2 Shares of par value of US$0.0001 each, (d) 38,487,004 convertible and redeemable Series B-1 Shares of par value of US$0.0001 each, (e) 5,233,281 convertible and redeemable Series B-2 Shares of par value of US$0.0001 each, (f) 31,865,304 convertible and redeemable Series B-3 Shares of par value of US$0.0001 each, (g) 37,720,709 convertible and redeemable Series C-1 Shares of par value of US$0.0001 each, (h) 19,469,603 convertible and redeemable Series C-2 Shares of par value of US$0.0001 each, (i) 13,391,793 convertible and redeemable Series C-3 Shares of par value of US$0.0001 each, (j) 10,823,841 convertible and redeemable Series C-4 Shares of par value of US$0.0001 each, and (k) 58,072,514 convertible and redeemable Series C-5 Shares of par value of US$0.0001 each (in cases of paragraphs (b), (c), (d), (e), (f), (g), (h), (i), (j),and (k), each with power for the Company insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Law (REVISED) (as amended or modified from time to time) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained).

8.	If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 174 of the Companies Law (REVISED) (as amended or modified from time to time) and, subject to the provisions of the Companies Law (REVISED) (as amended or modified from time to time) and the Amended and Restated Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

9.	The Company may amend its Memorandum of Association by a special resolution of Members in accordance with the relevant provisions of the Articles of Association.

10.	Capitalized terms that are not defined herein shall bear the same meanings as those given in the Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (REVISED), AS AMENDED

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Qudian Inc.

(adopted by special resolution on the 9th day of December, 2016)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Additional Stock”	shall bear the meaning as ascribed to it in Article 17 (v).

“Adjusted Issue Date”	means, (i) with respect to each Series A Share, August 29th, 2014; (ii) with respect to each Series B Share, April 7th, 2015; (iii) with respect to each Series C Share, September 30th, 2015.

“Adjusted Issue Price”	means, with respect to the Series A-1 Shares, the Series A-1 Adjusted Issue Price; with respect to the Series A-2 Shares, the Series A-2 Adjusted Issue Price; with respect to the Series B-1 Shares, the Series B-1 Adjusted Issue Price; with respect to the Series B-2 Shares, the Series B-2 Adjusted Issue Price; with respect to the Series B-3 Shares, the Series B-3 Adjusted Issue Price; with respect to the Series C-1 Shares, the Series C-1 Adjusted Issue Price; with respect to the Series C- Shares, the Series C-2 Adjusted Issue Price; with respect to the Series C-3 Shares, the Series C-3 Adjusted Issue Price; with respect to the Series C-4 Shares, the Series C-4 Adjusted Issue Price; with respect to the Series C-5 Shares, the Series C-5 Adjusted Issue Price, as the case may be.

“Affiliate”	means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person.

“API”	means API (Hong Kong) Investment Limited.

“API Director”	shall bear the meaning as ascribed to it in Article 78 (a).

“Articles”	means these Articles of Association, as originally adopted or as from time to time altered by Special Resolution.

“As Adjusted”	means as appropriately adjusted for any subsequent bonus issue, share split, reverse share split, share dividend, consolidation, subdivision, reclassification, recapitalization or similar arrangement.

“Auditor(s)”	means the Persons for the time being performing the duties of auditor(s) of the Company.

“Automatic Conversion”	shall bear the meaning as ascribed to it in Article 16 (b).

“Board of Directors” or “Board”	means the board of directors of the Company.

“BRV”	means Joyful Bliss Limited and Ever Bliss Fund, L.P. collectively.

“BRV Director”	shall bear the meaning as ascribed to it in Article 78(a).

“business day”	means a day, excluding Saturdays, Sundays and legal holidays, on which banks in the PRC, Hong Kong, the Cayman Islands and the United States of America are required to open for business throughout their normal business hours.

“Chairman”	means the chairman of the Board of Directors, or the chairman temporarily appointed at each of the general meeting of Members.

“Company”	means Qudian Inc., an exempted company incorporated and existing under the laws of the Cayman Islands.

“Control”, “Controls”, “Controlled”	or any correlative term means the possession, directly or indirectly, of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person.

“Control Documents”	has the meaning ascribed to it in the Preferred Share Purchase Agreement.

“Conversion Price”	shall bear the meaning as ascribed to it in Article 16 (a).

“Convertible Securities”	mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the members of the Board of Directors.

“Equity Securities”	means any Ordinary Shares or Ordinary Share Equivalents.

“ESOP”	means any stock option plan or equity incentive plan adopted by the Company from time to time in relation to the grant or issue of shares, stock options or any other securities to its employees, officers, directors, consultants and/or other eligible persons.

“Exempted Shares”	shall bear the meaning as ascribed to it in Article 17 (v).

“Founder”	has the meaning ascribed to it in the Shareholders’ Agreement.

“Founder Holdco”	has the meaning ascribed to it in the Shareholders’ Agreement.

“Group Companies”	has the meaning ascribed to it in the Shareholders’ Agreement (with each of such Group Companies being referred to as a “Group Company”).

“IFRS”	means the International Financial Reporting Standards promulgated by the International Accounting Standards Board, as amended from time to time.

“Initial Redemption Notice”	has the meaning ascribed to it in Section 143.

“Initiating Series of Shares”	has the meaning ascribed to it in Section 143.

“Initiating Holder”	has the meaning ascribed to it in Section 143.

“Kunlun”	means Kunlun Group Limited.

“Kunlun Director”	shall bear the meaning ascribed to it in Article 78(a).

“Liquidation Event”	means: (i) a voluntary or involuntary liquidation, dissolution or winding up of the Company, and (ii) unless waived by the Majority Series C Shareholders, the Majority Series A Shareholders, and the Majority Series B Shareholders, whether in a single transaction or series of related transactions, (A) any merger, amalgamation, consolidation, acquisition, tender offer, reorganization or scheme thereof or other business combination in which the shareholders owning a majority of the voting power or voting stock of any Material Group Company immediately prior to such transaction do not own a majority of the voting power or voting stock of such Group Company or the surviving or acquiring person or the entity controlling the surviving or acquiring person immediately following such transaction, (B) a sale, conveyance or other disposition of all or substantially all of the Company’s assets or sale of a majority of the equity or assets of any Material Group Company or Affiliate of any Material Group Company (including without limitation by means of an arrangement the net effect of which is the disposition of all or substantially all of the Company’s assets), (C) the licensing out of any Group Company’s material intellectual property to a third party outside the ordinary course of business, or (D) any termination of (by operation of law or otherwise), material amendment to or material breach of the Control Documents and any other contracts among the Group Companies designed to provide the Company with control over, and the ability to consolidate the financial statements of, direct or indirect subsidiaries and/or Controlled Persons (such as Beijing Happy Time Technology Co., Ltd) and its subsidiaries.

“Majority Series A Shareholders”	means the holders of at least eighty percent (80%) of the voting power of the then outstanding Series A Shares (voting together as a single class and calculated on an as-converted basis).

“Majority Series B Shareholders”	means the holders of at least fifty percent (50%) of the voting power of the then outstanding Series B Shares (voting together as a single class and calculated on an as-converted basis).

“Majority Series C Shareholders”	means the holders of at least fifty percent (50%) of the voting power of the then outstanding Series C Shares (voting together as a single class and calculated on an as-converted basis).

“Material Group Company”	means the Company and (i) any Group Company that is a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, and/or (ii) any Group Company that holds material Permit(s) (including without limitation an internet content provider or value-added telecommunication services license) legally required or necessary (as reasonably determined by the Majority Series C Shareholders, the Majority Series A Shareholders, and the Majority Series B Shareholders) to conduct any portion of the Group Companies’ business.

“Member”	shall bear the meaning as ascribed to it in the Statute.

“Memorandum”	means the memorandum of association of the Company in force and effect, as amended and restated from time to time by Special Resolution.

“month”	means calendar month.

“Non-Initiating Holder”	has the meaning ascribed to it in Section 143.

“Observers”	shall bear the meaning ascribed to it in Article 80.

“Option”	means rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

“Ordinary Director”	shall bear the meaning as ascribed to it in Article 78 (b).

“Ordinary Share”	means the ordinary shares in the capital of the Company with a par value of US$0.0001 per share.

“Ordinary Share Equivalents”	means any rights, options, or warrants to purchase or exercisable for Ordinary Shares, or securities of any type whatsoever that are, or may become, convertible into, exchangeable for or exercisable for said equity securities, including, without limitation, the Preferred Shares.

“ordinary resolution”	means a resolution of Members passed either (i) as a written resolution passed by the unanimous consent of all Members entitled to vote, or (ii) at a meeting by Members holding more than fifty percent (50%) of all the outstanding shares of the Company, calculated on a fully converted basis, subject to Article 74.

“Original Issue Date”	means the date of the first issuance of the respective Preferred Shares applicable to such Preferred Shares as purchased in accordance with the Preferred Share Purchase Agreement. “paid-up” means paid-up and/or credited as paid-up.

“Permit”	mean any franchise, authorization, approval, permit, certificate and license, including any special approval or permit required under applicable laws necessary for each Group Company’s respective business and operations as now conducted or planned to be conducted.

“Person”or “person”	means any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity of any kind or nature.

“Phoenix”	means Phoenix Auspicious FinTech Investment L.P.

“Phoenix Director”	has the meaning ascribed to it in Article 78(a).

“PRC”	means the People’s Republic of China, but solely for the purposes of this document, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preference Amount”	shall bear the meaning as ascribed to it in Article 138 (b).

“Preferred Directors”	means the API Director, Phoenix Director, BRV Director, the Source Code Director and the Kunlun Director.

“Preferred Directors Majority”	means three (3) out of the five (5) Preferred Directors.

“Preferred Majority”	means the holders of at least fifty percent (50%) of Preferred Shares, voting as a single class.

“Preferred Shareholder”	means the holder of Preferred Shares.

“Preferred Shares”	means the Series A-1 Shares, the Series A-2 Shares, the Series B-1 Shares, the Series B-2 Shares, the Series B-3 Shares, the Series C-1 Shares, the Series C-2 Shares, the Series C-3 Shares, the Series C-4 Shares and the Series C-5 Shares.

“Preferred Share Purchase Agreement”	means the preferred share purchase agreement dated December 9, 2016 by and among, inter alia, the holders of Preferred Shares, the Company and other parties therein.

“Proceeds”	shall bear the meaning as ascribed to it in Article 138.

“Qualified IPO”	means the Company’s firmly underwritten initial public offering of Ordinary Shares (or Ordinary Share Equivalents) in the United States of America by an internationally recognized investment bank approved by the Board (including the approval of the Preferred Directors Majority) that has been registered under the Securities Act, at a public offering price per share corresponding to a pre-money, at-IPO valuation of the Company of at least US$1,000,000,000 with net proceeds to the Company of at least US$300,000,000 (excluding underwriting discounts, commissions and expenses) or in a substantially similar public offering of Ordinary Shares or Ordinary Share Equivalents (or as the case may be, the shares or Equity Securities of the relevant entity resulting from any merger, reorganization or other arrangements made by or to the Company for the purposes of such public offering) in a jurisdiction and on an internationally recognized securities exchange outside of the United States of America approved by the Preferred Majority and the Board (including the approval of the Preferred Directors Majority), provided that such public offering price, offering proceeds and regulatory approval is reasonably equivalent to the aforementioned public offering in the United States of America. Notwithstanding the foregoing, any initial public offering of Ordinary Shares (or Ordinary Share Equivalents) not meeting the requirements above may nevertheless be deemed to be a Qualified IPO with the prior written consent (which, for the avoidance of doubt, may be delayed, withheld or conditioned at each such Member’s sole discretion) of the Preferred Majority.

“registered office”	means the registered office for the time being of the Company.

“Redeeming Preferred Shareholders”	has the meaning ascribed to it in Section 143.

“Redeeming Preferred Shares”	has the meaning ascribed to it in Section 143.

“Redemption Price”	shall bear the meaning as ascribed to it in Article 143.

“Redemption Price Payment Date”	has the meaning ascribed to it in Section 143.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an assistant secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities”	means any shares, stocks, debentures, funds, bonds, notes or any rights, warrants, options or interests in respect of any of the foregoing or any other derivatives or instruments having similar economic effect.

“Securities”	means any shares, stocks, debentures, funds, bonds, notes or any rights, warrants, options or interests in respect of any of the foregoing or any other derivatives or instruments having similar economic effect.

“Securities Act”	has the meaning ascribed to it in the Shareholders’ Agreement.

“Series A Adjusted Issue Price”	means the respective Series A-1 Adjusted Issue Price, Series A-2 Adjusted Issue Price, applicable to such Preferred Shares.

“Series A Preference Amount”	has the meaning ascribed to it in Article 138(c).

“Series A Shares”	means collectively, the Series A-1 Shares and the Series A-2 Shares, or any of them.

“Series A-1 Adjusted Issue Price”	means US$1.3376 per Series A-1 Shares, As Adjusted.

“Series A-1 Shares”	means the convertible and redeemable series A-1 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series A-2 Adjusted Issue Price”	means US$0.6276 per Series A-2 Shares, As Adjusted.

“Series A-2 Shares”	means the convertible and redeemable series A-2 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series B Adjusted Issue Price”	means the respective Series B-1 Adjusted Issue Price, Series B-2 Adjusted Issue Price, Series B-3 Adjusted Issue Price, applicable to such Preferred Shares.

“Series B Preference Amount”	has the meaning ascribed to it in Article 138(b).

“Series B Shares”	means collectively, the Series B-1 Shares, the Series B-2 Shares, the Series B-3 Shares, or any of them.

“Series B-1 Adjusted Issue Price”	means US$1.2991 per Series B-1 Shares, As Adjusted.

“Series B-1 Shares”	means the convertible and redeemable series B-1 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series B-2 Adjusted Issue Price”	means US$1.3376 per Series B-2 Shares, As Adjusted.

“Series B-2 Shares”	means the convertible and redeemable series B-2 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series B-3 Adjusted Issue Price”	means US$0.6276 per Series B-3 Shares, As Adjusted.

“Series B-3 Shares”	means the convertible and redeemable series B-3 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series C Adjusted Issue Price”	means the respective Series C-1 Adjusted Issue Price, Series C-2 Adjusted Issue Price, Series C-3 Adjusted Issue Price, Series C-4 Adjusted Issue Price，Series C-5 Adjusted Issue Price, applicable to such Preferred Shares.

“Series C Preference Amount”	has the meaning ascribed to it in Article 138(a).

“Series C Shares”	means, collectively, the Series C-1 Shares, the Series C-2 Shares, the Series C-3 Shares, the Series C-4 Shares, and the Series C-5 Shares, or any of them.

“Series C-1 Adjusted Issue Price”	means US$2.4986 per Series C-1 Shares, As Adjusted.

“Series C-1 Shares”	means the convertible and redeemable series C-1 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series C-2 Adjusted Issue Price”	means US$1.2991 per Series C-2 Shares, As Adjusted.

“Series C-2 Shares”	means the convertible and redeemable series C-2 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series C-3 Adjusted Issue Price”	means US$1.3376 per Series C-3 Shares, As Adjusted.

“Series C-3 Shares”	means the convertible and redeemable series C-3 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series C-4 Adjusted Issue Price”	means US$0.6276 per Series C-4 Shares, As Adjusted.

“Series C-4 Shares”	means the convertible and redeemable series C-4 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“Series C-5 Adjusted Issue Price”	means US$3.0784 per Series C-5 Shares, As Adjusted.

“Series C-5 Shares”	means the convertible and redeemable series C-5 preference shares in the capital of the Company with par value of US$0.0001 per share having the rights set out in these Articles.

“share”	means any Ordinary Share and Preferred Share including a fraction of a share.

“Shareholders’ Agreement”	the shareholders’ agreement dated December 9, 2016 by and among, inter alia, the holders of Ordinary Shares, the holders of Preferred Shares, the Company and other parties therein.

“Source Code”	means Source Code Accelerate L.P.

“Source Code Director”	shall bear the meaning ascribed to it in Article 78(a).

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (REVISED) of the Cayman Islands and every statutory modification, revision, consolidation or re-enactment thereof for the time being in force.

“Subsidiary”or “subsidiary”	means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose financial statements, or portions thereof, are or are intended to be consolidated with the financial statements of the subject entity for financial reporting purposes in accordance with IFRS or US GAAP, or (iii) any Person with respect to which the subject entity has the power to control or otherwise direct the business and policies of that entity directly or indirectly through another subsidiary or otherwise.

“Trade Sale”	has the same meaning ascribed to it in the Shareholders’ Agreement.

“Transaction Documents”	has the meaning ascribed to it in the Preferred Share Purchase Agreement.

“US GAAP”	means the generally accepted accounting principles in the United States of America in effect, as amended from time to time.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

Words importing the singular number also include the plural number and vice versa.

Words importing the masculine gender also include the feminine gender.

Words importing persons also include corporations.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. Share certificates shall be signed by one or more Directors or other persons authorized by the Directors. The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by some method or system of mechanical process.

Each certificate representing the shares (except for Preferred Shares) issued or re-issued after the date hereof shall bear legends substantially in the following form (in addition to any legend required under the laws of the Cayman Islands):

The securities represented by this certificate are subject to certain restrictions on transfer as set forth in the Shareholders’ Agreement, as may be amended from time to time, a copy of which is on file at the principal office of the Company and will be furnished upon request to the holder of record of the shares represented by this certificate.

5.	Notwithstanding Article 4 of these Articles, if a share certificate is defaced, lost, stolen or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such lesser sum and on such terms (if any) as the Directors may reasonably prescribe to indemnify the Company from any loss incurred by it in connection with such certificate, including the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.	Subject to the provisions, if any, in the Memorandum and these Articles and to any direction that may be given by the Company in a general meeting, the right of first offer under the Shareholders’ Agreement, and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper PROVIDED ALWAYS that, notwithstanding any provision to the contrary contained in these Articles, the Company shall be precluded from issuing bearer shares, bearer warrants, bearer coupons or bearer certificates.

7.	The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two (2) months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares.

TRANSFER OF SHARES

8.	The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9.	The Directors may not decline to register any transfer of shares unless such registration of transfer would be contrary to any provisions in the Memorandum, other provisions of these Articles, the Statute, or any other agreement binding on the Company or the transferor (including the Shareholders’ Agreement). If the Directors refuse to register a transfer, they shall notify the transferee of such refusal within five (5) business days after receipt of a request for such transfer, providing a detailed explanation of the reason therefor.

10.	Reserved.

REDEMPTION AND PURCHASE OF SHARES

11.	(a)	Subject to the provisions of the Statute, these Articles, and the Memorandum, shares may be issued on the terms that they are, or at the option of the Company, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

	(b)	Subject to the provisions of the Statute, these Articles, and the Memorandum, the Company may purchase its own shares (including fractions of a share), including any redeemable shares, provided that the manner of purchase has first been authorized by the Company in general meeting and may make payment therefor in any manner authorized by the Statute, including out of capital.

VARIATION OF RIGHTS OF SHARES

12.	Subject to Article 74 below, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one person holding or representing by proxy at least half of the issued shares of the class and that any holder of shares of the class or series present in person or by proxy may demand a poll.

13.	The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

14.	The Company may in so far as the Statute from time to time permits (i) pay a commercially reasonable commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other and (ii) pay, on any issue of shares, such brokerage fees as may be lawful and commercially reasonable.

NON-RECOGNITION OF TRUSTS

15.	No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

CONVERSION OF PREFERRED SHARES

16.	The holders of Preferred Shares shall have the conversion rights as follows:

(a)	Right to Convert. Each Preferred Share shall be convertible, at the option of the holder thereof, at any time after the Original Issue Date of such Preferred Share, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Adjusted Issue Price by the conversion price applicable to such Preferred Share (the “Conversion Price”), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price shall initially equal the Adjusted Issue Price applicable to such Preferred Share, and shall be adjusted from time to time as provided below. For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Ordinary Shares shall be 1:1.

(b)	Automatic Conversion. Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Preferred Share shall automatically be converted into Ordinary Shares at the then effective applicable Conversion Price upon (x) the closing of a Qualified IPO or, (y) with respect to Series A Shares at the election of the Majority Series A Shareholders; with respect to Series B Shares at the election of the holders of seventy-five percent (75%) of the Series B Shares (voting together as a separate class); and with respect to Series C Shares at the election of the Majority Series C Shareholders (such event being referred to herein as a “Automatic Conversion”).

On and after the date of an Automatic Conversion, notwithstanding that any certificates for the Preferred Shares shall not have been surrendered for conversion, the Preferred Shares evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder (i) to receive the Ordinary Shares to which such holder shall be entitled upon conversion thereof, (ii) to receive the amount of cash payable in respect of any fractional share of Ordinary Shares to which it shall be entitled and (iii) with respect to dividends declared but unpaid on the Preferred Shares prior to such conversion date and the register of members of the Company shall be updated accordingly.

(c)	Mechanics of Conversion. The Company shall give effect to any conversion pursuant to these Articles by any of the following methods (or a combination thereof) and in all such cases the form, manner, timing and execution of the conversion shall, subject to these Articles, occur as set out below: (i) provided that the total nominal par value of the shares being converted is equal to the total nominal par value of the shares into which they convert, the Company may, by Special Resolution, redesignate shares of a particular class to shares of another class. Upon the passing of such resolution, each share to be converted shall be redesignated as a share of the class into which it is being converted (with the rights, privileges, terms and obligations of such class) and the converted share shall from that point form part of the class into which it has been converted (and shall cease to form part of the class from which it was converted); (ii) by the purchase by the Company or redemption of the converting shares and, in consideration, the issue of the appropriate number of shares of the class into which such shares are to be converted and the register of members of the Company shall be updated accordingly and (iii) such other method as may be permitted by law from time to time as the Directors consider to be in the best interests of the Company. The Board of Directors has the authority (notwithstanding any other provision of these Articles to the contrary) to effect such repurchase or redemption and issue of shares in such manner as it considers appropriate and, in particular, may ascribe such value as it considers appropriate by way of determination of the purchase or redemption price and issue price. Shares which are purchased or redeemed pursuant to this Article shall be canceled as a matter of law and shall not be re-issued as shares carrying a conversion right.

No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares. All Ordinary Shares (including any fractions thereof) issuable upon conversion of Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the issuance would result in the issuance of any fractional share. In lieu of any fractional shares to which the holder thereof would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price, unless the payment would amount to less than US$50.00 in aggregate payable to any single converting holder of Preferred Shares in which case such amount will not be distributed but shall be retained for the benefit of the Company.

Before any holder of the Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, such holder shall give not less than two (2) business days prior written notice to the Company at such office that it elects to convert the same and surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares on the expiry of such two (2) business days period; provided, however, that in the event of an Automatic Conversion pursuant to Article 16 (b), the outstanding Preferred Shares shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent, and provided further that the Company shall not be obligated to issue certificates evidencing the shares of Ordinary Shares issuable upon such Automatic Conversion unless the certificates evidencing such Preferred Shares are either delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen, or destroyed and has delivered to the Company an indemnity by the holder in a form reasonably satisfactory to the Directors.

The Company shall, as soon as practicable after such delivery, or such notification in the case of a lost certificate (subject to of an indemnity by the holder in a form reasonably satisfactory to the Directors), update the register of members and issue and deliver at such office to such holder of the Preferred Shares, a certificate or certificates for the number of Ordinary Shares to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date when the register of members of the Company is updated, or in the case of Automatic Conversion, on the date of, and immediately prior to, the closing of the Qualified IPO or the date specified by the Majority Series A Shareholders, the holders of seventy-five percent (75%) of the Series B Shares, or the Majority Series C Shareholders, as the case maybe, and the person or persons entitled to receive Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares at such time. For the avoidance of doubt, no conversion shall prejudice the right of a holder of Preferred Shares to receive dividends and other distributions declared but not paid as at the date of conversion on the Preferred Shares being converted.

17.	Adjustments to Conversion Price.

(i)	Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the outstanding Ordinary Shares into a smaller number of shares, the Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective. Except to the limited extent in the case of a reverse share split, combination, consolidation or other similar transaction or the readjustment set out herein (including Article 17(vi)), no adjustment of the applicable Conversion Price pursuant to Article 17 shall have the effect of increasing any Conversion Price above the applicable Conversion Price in effect immediately prior to such adjustment and no adjustment shall be made if the effect would be that the applicable Conversion Price would be less than the par value of the Ordinary Shares into which the Preferred Shares are to be converted.

(ii)	Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)	Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in Securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv)	Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)	Sale of Shares below the Conversion Price.

(A)	Adjustment of Conversion Price Upon Issuance of Additional Stock.

(1)	In the event the Company shall at any time after the Original Issue Date issue Additional Stock, without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issue, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C).

(2)	For purposes of the foregoing formula, the following definitions shall apply:

(a)	CP2 shall mean the applicable Conversion Price in effect immediately after such issue of Additional Stock;

(b)	CP1 shall mean the applicable Conversion Price in effect immediately prior to such issue of Additional Stock;

(c)	“A” shall mean the number of Ordinary Shares outstanding immediately prior to such issue of Additional Stock, treating for this purpose as outstanding all Ordinary Shares issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Equity Securities (including the Preferred Shares) outstanding (assuming exercise of any outstanding Ordinary Share Equivalents therefor) immediately prior to such issue;

(d)	“B” shall mean the number of Ordinary Shares that would have been issued if such Additional Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(e)	“C” shall mean the number of such Additional Stock issued in such transaction.

For purposes of this Article 17, except as otherwise agreed by the Majority Series C Shareholders, the Majority Series B Shareholders, and the Majority Series A Shareholders, “Additional Stock” shall mean all Shares issued by the Company other than Ordinary Shares issued or issuable at any time (I) to officers, directors, employees and consultants of the Company pursuant to the ESOP of the Company as duly approved by the Board of Directors, As Adjusted, or pursuant to an amendment of such ESOP as the Company may from time to time increase the number in the reserved shares under such ESOP, provided that such amendment is approved in accordance with these Articles and by the prior written consent of the Majority Series C Shareholders, the Majority Series B Shareholders, and the Majority Series A Shareholders; (II) pursuant to adjustments made to share splits, combinations, subdivisions, recapitalizations or similar events or as a dividend or distribution with respect to the Preferred Shares (which shall instead be subject to customary conversion adjustments in accordance with these Articles); (III) upon conversion of the Preferred Shares; (IV) upon a Qualified IPO; (V) as a dividend or distribution on the Preferred Shares; and (VI) pursuant to the bona fide acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, as approved in accordance with these Articles and by the Board of Directors, including the affirmative consents or votes of the Preferred Directors Majority (collectively, “Exempted Shares”).

(B)	Determination of Consideration. For the purpose of making any adjustment to any Conversion Price or the number of Ordinary Shares issuable upon conversion of the Preferred Shares, as provided above:

(1)	To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)	To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board of Directors, including the affirmative consents or votes of Preferred Directors Majority), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)	If Additional Stock or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Stock are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Stock or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board of Directors, including the affirmative consents or votes of the Preferred Directors Majority) to be allocable to such Additional Stock or Ordinary Share Equivalents.

(C)	No Exercise. If all of the rights to exercise, convert or exchange any Ordinary Share Equivalents shall expire without any of such rights having been exercised, the applicable Conversion Price As Adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the applicable Conversion Price which would have been in effect had such adjustment not been made.

(D)	Other Adjustment Events. If the Preferred Majority reasonably determine that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Article 17, the Company shall request such firm of internationally recognized independent accountants jointly selected by the Company and such holders, acting as experts, to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof and the date on which such adjustment should take effect, and upon such determination such adjustment (if any) shall be made and shall take effect in accordance with such determination, the costs, fees and expenses of the accountants selected shall be borne by the Company.

(E)	Notices Regarding Winding-up. If, at any time when any Preferred Shares are outstanding, a notice is given announcing the convening of a meeting of the Members of the Company for the purpose of passing a resolution for the winding up of the Company, the Company forthwith shall give notice to all holders of Preferred Shares. Each such holder of Preferred Shares shall be entitled at any time within two (2) weeks after the date on which such notice is given (but not thereafter) to elect by notice in writing delivered to the Company to be treated as if it had, immediately before the date of the passing of such resolution, exercised its conversion rights in respect of all Preferred Shares of which it is the holder and it shall be entitled to receive an amount equal to the amount which it would have received had it been the holder of Ordinary Shares to which it would have become entitled by virtue of such exercise.

(F)	No Adjustment. No adjustment in the Conversion Price need be made if such adjustment would result in a change in such Conversion Price of less than US$0.005. Any adjustment of less than US$0.005 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.005 or more in such Conversion Price. Notwithstanding the foregoing, all such adjustments carried forward shall be made immediately prior to any Liquidation Event or upon conversion of the Preferred Shares into Ordinary Shares.

(vi)	Deemed Issue of Additional Stock

(A)	If the Company at any time or from time to time after the Original Issue Date shall issue any Ordinary Share Equivalents (excluding Ordinary Share Equivalents which are themselves Exempted Shares) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Ordinary Share Equivalents, then the maximum number of Ordinary Shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents shall be deemed to be Additional Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, and for a consideration equal to the consideration received by the Company upon the issuance of such Ordinary Share Equivalents plus the minimum aggregate additional consideration payable to the Company on conversion, exchange or exercise thereof (without taking into account potential anti-dilution adjustments).

(B)	If the terms of any Ordinary Share Equivalents, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Article 17(v), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Ordinary Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Ordinary Share Equivalents) to provide for either (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any such Ordinary Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Ordinary Share Equivalents (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Ordinary Share Equivalents. Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Ordinary Share Equivalents, or (ii) the Conversion Price that would have resulted from any issuances of Additional Stock (other than deemed issuances of Additional Stock as a result of the issuance of such Ordinary Share Equivalents) between the original adjustment date and such readjustment date.

(C)	If the terms of any Ordinary Share Equivalents (excluding Ordinary Share Equivalents which are themselves Exempted Shares), the issuance of which did not result in an adjustment to the applicable Conversion Price pursuant to the terms of Article 17(v) (either because the consideration per share of the Additional Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Ordinary Share Equivalent was issued before the Original Issue Date), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Ordinary Share Equivalents (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Ordinary Share Equivalents) to provide for either (1) any increase or decrease in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Ordinary Share Equivalents or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Ordinary Share Equivalents, as so amended or adjusted, and the Additional Stock subject thereto (determined in the manner provided in Article 17(vi)(A)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)	Upon the expiration or termination of any unexercised, unconverted or unexchanged Ordinary Share Equivalents (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price pursuant to the terms of Article 17(v), the applicable Conversion Price shall be readjusted to such applicable Conversion Price as would have been obtained had such Ordinary Share Equivalents (or portion thereof) never been issued.

(E)	If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Ordinary Share Equivalents, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Ordinary Share Equivalents is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price provided for in this Article 17(vi) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Article 17(vi)). If the number of Ordinary Shares issuable upon the exercise, conversion and/or exchange of any Ordinary Share Equivalent, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Ordinary Share Equivalent is issued or amended, any adjustment to the applicable Conversion Price that would result under the terms of this Article 17(vi) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

18.	Reserved.

19.	Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to Article 17, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and furnish to each holder of Preferred Shares subject to such adjustment or readjustment, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Preferred Shares at such holder’s address as shown in the Company’s books. The Company shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable conversion price then in effect, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Shares.

GENERAL CONVERSION PROVISIONS

20.	Notices of Record Date. In the event that the Company shall propose at any time:

(a)	to declare any dividend or distribution upon its Ordinary Shares or other class or series of shares, whether in cash, property, stock, or other securities, and whether or not a regular cash dividend;

(b)	to offer for subscription pro rata to the holders of any additional shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)	to merge or consolidate with or into any other corporation, or sell, lease, or convey all or substantially all its property, assets or business, or a majority of the capital stock of the Company, or to liquidate, dissolve, or wind up;

then, in connection with each such event, the Company shall send to the holders of Preferred Shares (unless otherwise waived in writing by the Preferred Majority):

(a)	at least thirty (30) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in subparagraphs (c) and (d) of this Article 20; and

(b)	in the case of the matters referred to in subparagraphs (c) and (d) of this Article 20, at least thirty (30) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Preferred Shares at the address for each such holder as shown on the books of the Company.

21.	Issue Taxes. The Company shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of Ordinary Shares on conversion of Preferred Shares pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

22.	Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of Preferred Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, the Company will take such corporate action as may be necessary to increase its authorized but unissued Ordinary Shares to such number as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite Members’ approval of any necessary amendment to the Memorandum and these Articles.

LIEN ON SHARES

23.	The Company shall have a first and paramount lien and charge on all shares (not being a fully paid-up share) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

24.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

25.	To give effect to any such sale, the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

26.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

27.	(a)	The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

28.	If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten per cent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

29.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

30.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

31.	(a)	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven per cent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)	No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

32.	(a)	If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be canceled on such terms as the Directors think fit.

33.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

34.	A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

35.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

36.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney or other instrument.

TRANSMISSION OF SHARES

37.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

38.	(a)	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

39.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF

LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL

40.	(a)	Subject to and in so far as permitted by the provisions of the Statute and these Articles, in particular Article 74, the Company may from time to time by Special Resolution alter or amend its Memorandum otherwise than with respect to its name and objects and may, without restricting the generality of the foregoing:

(i)	increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)	by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum;

(iv)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)	All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)	Subject to the provisions of the Statute, the Company may by Special Resolution change its name or alter its objects.

(d)	Without prejudice to Article 11 hereof and subject to the provisions of the Statute, the Company may by Special Resolution reduce its share capital and any capital redemption reserve fund.

(e)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

41.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other similar proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case ten (10) days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

42.	In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

43.	If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article 43, such determination shall apply to any adjournment thereof.

GENERAL MEETING

44.	All general meetings other than annual general meetings shall be called extraordinary general meetings. The Company may hold a general meeting as its annual general meeting but shall not (unless required by the Statute) be obligated to hold an annual general meeting. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

45.	(a)	The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of such of the paid-up capital of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)	If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

46.	At least five (5) days’ notice shall be given by the Board of Directors of an annual general meeting or any other general meeting to the Members whose names on the date of the notice appear as a Member in the register of Members of the Company and are entitled to vote at the meeting, unless such notice is waived either before, at, or after such annual or other general meeting (a) in the case of a general meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat or their proxies; and (b) in the case of any other general meeting, by holders of not less than the minimum number of shares required to approve the actions submitted to the Members for approval at such meeting, or their proxies (collectively, the “Required Consenters”). Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Article 45 have been complied with, be deemed to have been duly convened if it is so agreed by the Required Consenters.

47.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

48.	A general meeting shall be deemed duly constituted if, at the commencement of and throughout the meeting, there are present in person or by proxy the holders of more than fifty percent (50%) of the outstanding Ordinary Shares of the Company and the Majority Series A Shareholders, the Majority Series B Shareholders, and the Majority Series C Shareholders, provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy. No business shall be transacted at any general meeting unless the aforesaid quorum of Members is present at the time when the meeting proceeds to business.

49.	A Special Resolution or Ordinary Resolution in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

50.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved and in any other case it shall stand adjourned to the same time and place seven (7) business days later or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within forty-five (45) minutes from the time appointed for the meeting, the Members present shall be a quorum. Other than the business as outlined in the notice to Members and subject to Articles 74 and 75, no other business shall be determined at the adjourned meeting.

51.	The general meeting of the Company and any Group Company may be held and any Member or shareholder, as the case may be, may participate in such meeting, by means of a conference telephone or similar communication equipment by means of which all persons participating in the meeting are capable of hearing each other; and such participation shall be deemed to constitute presence in person at that meeting.

52.	The Chairman of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

53.	If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their numbers to be Chairman of the meeting.

54.	The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

55.	At any general meeting a resolution put to the vote of the meeting shall be decided by the vote of the requisite majority pursuant to a poll of the Members. Unless otherwise required by the Statute or these Articles (including but not limited to Article 74), such requisite majority shall be a simple majority of votes cast.

56-60.	Reserved.

VOTES OF MEMBERS

61.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, every Member of record present in person or by proxy shall have one vote for each share registered in his name in the register of Members.

62.	Each Preferred Share shall carry such number of votes as is equal to the number of votes of Ordinary Shares then issuable upon the conversion of such Preferred Shares. The holders of Preferred Shares and the holders of Ordinary Shares shall vote together and not as a separate class, unless otherwise provided in these Articles, the Memorandum and the applicable Statute. Subject always to Articles 74 and 75 and to the extent permitted by applicable Law, regardless of whether the Ordinary Shares (excluding the Ordinary Shares issuable upon the conversion of the Preferred Shares) account for more or less than fifty percent (50%) of the total issued voting Shares (on a fully-diluted and as-converted basis), only with respect to a shareholder vote at a meeting on the subject matter of appointing and/or changing the chief executive officer of the Group, the votes cast by the Ordinary Shareholders as of the date hereof shall be deemed to represent fifty-one percent (51%) of the total issued voting Shares (on an as-converted basis) (the “Founder Supervoting Right”); provided that, notwithstanding any other provision of this Agreement, the Founder Supervoting Right shall be specific to the Founder and the Founder Holdco, and shall not be transferable or assignable even if the Ordinary Shares are transferred in accordance with the Transaction Documents; provided further that the Founder Supervoting Right may be exercised by the Founder and the Founder Holdco if and only if (i) the Founder Holdco holds no less than twenty percent (20%) of the outstanding share capital of the Company (on a fully-diluted and as-converted basis), (ii) the Founder holds the position of CEO with the Group and has not breached any agreement that he has entered into with a Group Company or any other policy of any Group Company, (iii) the Founder is and has always been in full compliance with all of its, and the Founder Holdco’s, obligations under the Transaction Documents, (iv) the Founder has not taken any action that, directly or indirectly, results in adversely affecting the interests of any Group Company and/or the Members (including without limitation misappropriating the confidential information, intellectual properties, or other properties of the Group directly or indirectly), (v) the Founder has not been convicted (including convicted by a plea of no contest) of a felony or equivalent, or any crime involving fraud, dishonesty or moral turpitude (or has not lost any corresponding or similar civil case), (vi) the Founder has not violated any applicable laws in such manner that it results in adversely affecting the interests of any Group Company and/or the Shareholders, and has not taken any dishonest or fraudulent actions, or any other unethical actions that adversely affect public welfare, and (vii) the Founder is, at all times, fit to act as a CEO based on, and in accordance, with criteria set forth by applicable laws and regulations.

63.	In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

64.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

65.	No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

66.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

67.	Votes may be given either personally or by proxy.

PROXIES

68.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

69.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

70.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

71.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

72.	Any corporation which is a Member of record of the Company may in accordance with its articles or other governing documents, or in the absence of such provision by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

73.	Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

PROTECTIVE PROVISIONS

74.	In addition to any other vote or consent required elsewhere in these Articles or by the Statute, the Company shall not directly or indirectly carry out any of the following actions, and no affirmative board or members’ resolution shall be adopted to directly or indirectly approve or carry out the same, except with the prior written consent of the Preferred Majority:

(a)	any amendment or change of the rights, preferences, privileges, or powers of, or the restrictions provided for the benefit of, the Preferred Shares;

(b)	any action that authorizes, creates or issues, or obligates the Company to authorize, create or issue, shares of any class of capital stock of the Company, or instruments that are convertible into shares, having preferences superior to or on a parity with the Preferred Shares;

(c)	any action that reclassifies any outstanding shares of the Company;

(d)	any issuance by any Group Company of any securities or any instruments that are convertible into securities, or any increase or decrease in the number of authorized Ordinary Shares or Preferred Shares of the Company or of the share capital of any other Group Company, excluding (x) any issuance of Ordinary Shares upon conversion of the Preferred Shares, (y) any issuance of Ordinary Shares (or options or warrants therefor) to officers, directors, employees and consultants of any Group Company pursuant to the ESOP or other similar arrangement approved by the members of the Company in accordance herewith, and (z) any issuance by any Group Company of any equity securities of any Group Company pursuant to any other existing contractual arrangement binding upon such Group Company as of the date hereof;

(e)	any adoption, amendment or waiver of any provision of these Articles or the Memorandum or any similar organizational documents of any other Group Company;

(f)	the liquidation, dissolution or winding up of any Group Company;

(g)	any sale, transfer, license, creating pledge or encumbrance over, or disposal of any technology or intellectual property owned by any Group Company, other than licenses granted in the ordinary course of business;

(h)	authorizing or consummating a Liquidation Event or authorizing or consummating the merger, acquisition, reorganization, consolidation, business combination or similar transaction, or sale, conveyance or other disposition of all or substantially all of the assets, or exclusive licensing of all or substantially all of the intellectual property of any Group Company;

(i)	the declaration or payment of a dividend on the capital stock of any Group Company;

(j)	the redemption or repurchase of any capital stock, other than repurchase from employees upon termination of their employment at the original purchase price or pursuant to contractual rights of first refusal;

(k)	incurrence of indebtedness for money borrowed in excess of US$500,000 per commitment or US$500,000 in the aggregate by any Group Company, except for those arising in the ordinary course of business (including without limitation loans from shareholders, financial institutions, financial assets exchanges and network platforms, debt financing and other asset-related cooperation);

(l)	the creation of any new Subsidiaries or joint ventures, or having any Subsidiary that is not wholly owned by any Group Company;

(m)	a public offering of or other listing of the securities of the Company or any of its Subsidiaries, including the selection of any underwriter for such offering;

(n)	any termination of, unapproved amendment to or breach of any contracts among the Group Companies designed to provide the Company with control over, and the ability to consolidate the financial statements of, direct or indirect subsidiaries and/or controlled entities, including without limitation termination of, or any material amendment to, the Control Documents;

(o)	any transactions involving a Group Company, on the other hand, and any Group Company’s employees, officers, directors or shareholders or any Affiliate of Group Company’s shareholder or any of its officers, directors or shareholders, on the other hand, with an aggregate value in excess of US$50,000 in a financial year;

(p)	the issuance or reservation of Ordinary Shares under the ESOP, As Adjusted;

(q)	any amendment to the foregoing items; and

(r)	any agreement or commitment by any Group Company to do any of the foregoing items.

75.	In addition to any other vote or consent required elsewhere in this Agreement, the Memorandum and Articles of Association or by any applicable law, the Company shall not, directly or indirectly, carry out any of the following actions, and no affirmative board or members’ resolutions shall be adopted to directly or indirectly approve or carry out the same, except in any such case with the prior written consent of API:

(a)	liquidate, dissolve or wind-up the affairs of any Group Company, or effect a transaction constituting a “Liquidation Event”;

(b)	amend, alter, or repeal any provision of the Memorandum and these Articles, or other Charter Documents of any Group Company (including but not limited to increasing or decreasing the authorized number of members of the Board and the board of any Subsidiary of any Group Company);

(c)	create or authorize the creation of or issue any Equity Security of any Group Company, having rights, preferences or privileges senior to or on parity with the Series C Shares or increase the authorized number of shares of Ordinary Shares or any Ordinary Share Equivalents; provided, however, that only the consent of the Preferred Majority shall be required hereunder to approve a bona fide financing of the Company occurring after the date hereof at a pre-money valuation of at least US$800,000,000 and a post-money valuation of at least US$1,000,000,000 so long as (A) no Strategic Investor participates, and (B) no rights of any investor in such financing, individually or in the aggregate, shall, directly or indirectly, disproportionately and adversely impact API (the “New Financing”); a “Strategic Investor” shall mean an investor which has, or any Affiliate of which has, an internet finance, lending or similar business;

(d)	purchase or redeem or pay any dividend on any Equity Securities of any Group Company (other than any repurchase of Equity Securities from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost);

(e)	create, incur or authorize the creation of any debt (including without limitation the issuance of any debt securities) if the Group Companies’ aggregate indebtedness would exceed US$200,000, or guarantee any indebtedness, except for trade accounts of the Group Companies arising in the ordinary course of business;

(f)	create any liens over assets except to serve any indebtedness otherwise permitted or previously approved pursuant to paragraph (e) above;

(g)	make any loan or advance other than trade credit given in the ordinary course of business, except to wholly-owned subsidiaries of the Company;

(h)	approve, extend or amend (i) any transaction or agreement with a shareholder, director, officer or employee in an amount in excess of US$50,000, except pursuant to the Company’s ESOP, (ii) any non-monetary transactions involving granting of exclusivity or other material rights to a third party, and (iii) transactions or agreements (including any termination or amendment) related to the Control Documents;

(i)	amend the ESOP or approve any new equity-based compensation plan or any bonus or incentive plan; and administer the ESOP or any bonus or incentive plan;

(j)	change the Business of the Group Companies, enter new lines of business, or exit any current line of business;

(k)	sell, transfer, license out, pledge or encumber technology or intellectual property, other than licenses granted in the ordinary course of business;

(l)	merge, amalgamate or consolidate any Group Company with any other person, or sell, transfer or otherwise dispose of any Group Company or any material asset or goodwill of any Group Company;

(m)	purchase any real property;

(n)	change the capital structure (including authorized or issued share capital or ownership thereof) of the Company or any other Group Company;

(o)	invest in or acquire any other person, or any assets, business, business organization or division of any other person, or form any new subsidiary of any member of the Group;

(p)	enter into any joint venture or partnership;

(q)	adopt the annual business plan and budget of the Group, amend any then-current business plan or budget, or approve any spending that would exceed the amount approved in the then current annual budget by 10%;

(r)	commence, terminate or settle any litigation or arbitration in which the amount in dispute is or could reasonably be expected to exceed US$100,000;

(s)	select or change the external auditor, or make any material changes to the accounting policies or change the financial year of the Group;

(t)	appointment, replacement, or removal of the chief executive officer, the chief financial officer, the chief risk officer, or any other senior officer or member of senior management of any Group Company;

(u)	sale, lease, or other disposal of more than US$200,000 of any assets or property of any Group Company in any financial year; or

(v)	agree or undertake to do any of the foregoing.

For the avoidance of doubt, any public offering of, or other listing of the securities of, the Company or any Group Company, including the selection of any underwriter for such offering, shall be subject only to the prior written consent of the Preferred Majority.

Notwithstanding the foregoing, any matter that is solely in connection with, and directly necessary for, the consummation of the New Financing, as specifically set forth in Articles 75(b), 75(c), 75(h)(ii) (but in the case of such Article solely to the extent of granting exclusivity to a prospective investor in connection with the New Financing (i.e. at the term sheet stage and/or at the signing of the share purchase agreement or equivalent prior to the closing)), and 75(n), and then only with respect to matters involving the Company and not any other Group Company, shall only be subject to the consent of the Preferred Majority hereunder, in each case as long as no Strategic Investor participates in such New Financing.

Notwithstanding any other provision in these Articles, where any act or matter specified in Article 74 and Article 75 requires a Special Resolution of the Company in accordance with the Statute, and the requisite approval has not yet been obtained in accordance with Article 74 and Article 75, the Preferred Shareholders who vote against such act or matter at a meeting of the Company shall have the voting rights equal to all the Members who vote in favor of the resolution plus one.

DIRECTORS

76.	There shall be a Board of Directors consisting of a maximum of eleven (11) persons, of which four (4) seats shall be vacant, and which number of members shall not be changed, nor the vacant seats filled, unless otherwise approved in accordance with the Statute and Article 74 and Article 75.

77.	The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers of the Memorandum or a majority of them. Thereafter, the Directors shall be elected by the members for such term as the members may determine.

78.	The seven (7) Directors in the Board of the Company shall be elected in the following manner:

(a)	Each of API, BRV, Source Code, Phoenix and Kunlun shall have the right to elect, remove from the office and replace one (1) Director to the Board of Directors (the Director elected by BRV, the “BRV Director”, the Director elected by Source Code, the “Source Code Director”, the Director elected by Phoenix, the “Phoenix Director”, the Director elected by Kunlun, the “Kunlun Director,” and the Director elected by API, the “API Director”).

(b)	The Founder Holdco, shall have the right to elect, remove from the office and replace two (2) Directors to the Board of Directors (the “Ordinary Directors”), one of whom shall be the Company’s then current chief executive officer, who shall be entitled to vote for the vacant seats of the Board.

79.	Each Director holds office until his successor takes office or until his earlier death, resignation or removal.

80.	Each of API, BRV, Phoenix, Source Code and Kunlun shall also be entitled to appoint an observer (collectively, the “Observers”) to the Board to attend all Board meetings in a non-voting capacity. The Company shall reimburse API, BRV, Phoenix, Source Code and Kunlun (and/or their Affiliates) for all reasonable out-of-pocket expenses incurred by their respective Preferred Directors and Observers in attending Board meetings and for any other services as a Director or an Observer of the Company.

81.	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their travel, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

82.	The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director.

83.	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

84.	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

85.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

86.	Subject to these Articles, a Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

87.	In addition to any further restrictions set forth in these Articles, no person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. Subject to the Shareholders’ Agreement, a Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

88.	A general notice that a Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 87 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

89.	Reserved.

POWERS AND DUTIES OF DIRECTORS

90.	The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, inconsistent with the aforesaid, as may be prescribed by the Company in general meeting, PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

91.	The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

92.	All checks, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

93.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

94.	Subject to these Articles, the Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

95.	Subject to these Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

96.	Subject to these Articles:

(a)	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegates as aforesaid may be authorized by the Directors to subdelegate all or any of the powers, authorities, and discretions for the time being vested in them.

MANAGING DIRECTORS

97.	Subject to these Articles, the Directors (with the prior consents of each Preferred Director) may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

98.	Subject to these Articles, the Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and shall, at the direction of the Preferred Directors, revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

99.	Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, but no less frequent than four meetings every fiscal year with one meeting in each fiscal quarter. Questions arising at any meeting shall be decided by a majority of the votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appoint or be present at such meeting.

100.	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least ten (10) business days’ written notice to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless such notice is waived in writing by all the Directors (or their alternates) either at, before or after the meeting is held, PROVIDED THAT the presence of a Director at a meeting shall be deemed to constitute a waiver on his part in respect of such meeting, and PROVIDED FURTHER if the notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organization as the case may be. The provisions of Article 64 shall apply mutatis mutandis with respect to notices of meetings of Directors.

101.	The quorum necessary for the transaction of the business of the Directors shall be five (5) Directors, including API Director, PROVIDED ALWAYS (i) a Director and his appointed alternate Director being considered only one person for this purpose, and (ii) if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Article an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present. A meeting of Board of Directors will be adjourned to the same time and place seven (7) business days later if a quorum is not present at that Board’ meeting. If at such adjourned meeting a quorum is still not present within forty-five minutes from the time appointed for the meeting, the Directors representing at least five (5) votes present in person or by proxy shall constitute a quorum. Except for the business as outlined in the notice to Directors, no other business shall be transacted thereat.

102.	Subject to these Articles, any resolution of the Board must be approved by a majority of the Directors of the Board present at a meeting at which there is a quorum in order to be valid. A resolution signed by all members of the Board of Directors entitled to receive notice of a meeting of the Board of Directors shall be as valid and effectual for all purposes as a resolution of such Directors duly passed at a meeting of the Board duly convened, held and constituted.

103.	Subject to Article 101, the continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

104.	The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within thirty (30) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

105.	Subject to these Articles, the Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors and by these Articles.

106.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and the Chairman shall not have a second or casting vote.

107.	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director as the case may be.

108.	Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

109.	(a) A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b) The provisions of Articles 68-73 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

110.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind.

APPOINTMENT AND REMOVAL OF DIRECTORS

111.	A Director can only be removed from the Board of Directors by the party or parties which appointed him as provided in Article 78, unless such Director resigns voluntarily or the term of his service expires, in which case the party or parties entitled to appoint such Director as provided in Article 78 shall be entitled to nominate a replacement to be appointed by the Board of Directors to fill the vacancy thus created.

112.	Directors may only be appointed to and removed from the Board by the relevant Members in accordance with the Shareholders’ Agreement and these Articles.

PRESUMPTION OF ASSENT

113.	A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

114.	(a)	The Company may, if the Directors so determine, have a Seal which shall, subject to subsection (c) of this Article 114, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)	A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

115.	The Company may have a president, a secretary or secretary-treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

116.	Subject to the Statute and these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor.

117.	The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

118.	Each holder of a Preferred Share shall, on a pari passu basis, be entitled to receive non-cumulative dividends at the rate of eight percent (8%) of the applicable Adjusted Issue Price per annum for each Preferred Share to such Preferred Share (As Adjusted), when and if declared by the Board of Directors, payable out of funds or assets when and as such funds or assets become legally available therefore, prior and in preference to any declaration or payment of any dividend on the Ordinary Shares and all other classes of shares of the Company.

No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

119.	After the preferential dividends relating to the Preferred Shares under Article 118 above have been paid in full or declared and set apart in any fiscal year of the Company, any additional dividends out of funds legally available therefore may be declared in that fiscal year for the Ordinary Shares and, if such additional dividends are declared, then such additional dividends shall be declared pro rata on the Ordinary Shares and Preferred Shares on an as-converted basis.

120.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

121.	Subject to these Articles, the Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Director may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

122.	Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

123.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

124.	Subject to these Articles, the Company may upon the recommendation of the Directors by ordinary resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

125.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company; and

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions. The Company shall cause all books of account to be maintained for a minimum period of five years from the date on which they were prepared.

126.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

127.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

128.	The Board of Directors may at any time appoint or remove an Auditor or Auditors of the Company who shall hold office for a period specified by the Board of Directors, provided that such appointment and/or removal shall be approved in accordance with Article 75 and by the Preferred Directors Majority.

129.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditors.

130.	Auditors shall, following their appointment and at any other time during their term of office, upon request of the Directors, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

131.	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by an internationally recognized courier service, fax, electronic mail or similar means to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address is outside the Cayman Islands.

132.	(a)	Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and by two (2) days having passed after the letter containing the same is sent as aforesaid.

(b)	Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected on the same day that it has been properly addressed and sent through a transmitting organization, with a reasonable confirmation of delivery (or the next business day if the transmission is not made on a business day and during business hours of the receiving party).

133.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

134.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it, subject to Articles 132 and 133, to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

135.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a) every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b) every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

136.	If the Company shall be wound up, any liquidator must be approved by a Special Resolution subject to Article 74. If the Company shall be wound up, the assets available for distribution shall be distributed in accordance with Article 138, provided that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

137.	Reserved.

LIQUIDATION PREFERENCE

138.	If a Liquidation Event occurs, whether voluntarily or involuntarily, the proceeds or assets from such Liquidation Event (the “Proceeds”) available for distribution to Members shall be distributed in the following manner:

(a)	First, on a pari passu basis, prior and in preference to any distribution of any Proceeds to the holders of the Series B Shares, the Series A Shares, the Ordinary Shares or any other class of shares of the Company by reason of their ownership thereof, each holder of Series C Shares shall be entitled to receive an amount per share held by such holder equal to the Series C Adjusted Issue Price, in each case plus all declared but unpaid dividends and distributions on each such Preferred Share (collectively, the “Series C Preference Amount”). If the Proceeds distributable among the holders of Series C Shares are insufficient to permit the payment for the Series C Preference Amount in full, then the entire Proceeds available for distribution to such holders shall be distributed ratably among the holders of Series C Shares in proportion to the full Series C Preference Amount that each such holder is otherwise entitled to receive under this subsection (a) of Article 138.

(b)	Second, after the payment of the Series C Preference Amount has been made pursuant to Article 138(a) in full, each holder of the Series B Shares shall, on a pari passu basis, be entitled to receive, prior and in preference to any distribution of any Proceeds to the holders of the Series A Shares, the Ordinary Shares or any other class of shares of the Company by reason of their ownership thereof, an amount per share held by such holder equal to the sum of the Series B Adjusted Issue Price (As Adjusted, if applicable) plus all declared but unpaid dividends and distributions on each such Preferred Share (collectively, the “Series B Preference Amount”). If the Proceeds distributable among the holders of Series B Shares are insufficient to permit the payment for the Series B Preference Amount in full, then the entire Proceeds available for distribution to such holders shall be distributed ratably among the holders of Series B Shares in proportion to the full Series B Preference Amount that each such holder is otherwise entitled to receive under this subsection (b) of Article 138.

(c)	Third, after the payment of the Series C Preference Amount and the Series B Preference Amount has been made pursuant to this Article 138(a) and Article 138(b) in full, each holder of the Series A Shares shall, on a pari passu basis, be entitled to receive, prior and in preference to any distribution of any Proceeds to the holders of the Ordinary Shares or any other class of shares (other than Series B Shares) of the Company by reason of their ownership thereof, an amount per share held by such holder equal to the sum of the applicable Series A Adjusted Issue Price (As Adjusted, if applicable) plus all declared but unpaid dividends and distributions on each such Preferred Share (collectively, the “Series A Preference Amount”; together with Series C Preference Amount and the Series B Preference Amount, the “Preference Amount”). If the Proceeds distributable among the holders of Series A Shares are insufficient to permit the payment for the Series A Preference Amount in full, then the entire Proceeds available for distribution to such holders shall be distributed ratably among the holders of Series A Shares in proportion to the full Series A Preference Amount that each such holder is otherwise entitled to receive under this subsection (c) of Article 138.

(d)	After the payment of the Preference Amount has been made pursuant to the Articles 138(a), 138(b), and 138(c), the remaining Proceeds available for distribution to Members shall be distributed pro rata among the holders of Ordinary Shares and the holders of Preferred Shares on an as converted basis.

(e)	Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the Members upon any such Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring Person. If the amount deemed paid or distributed under this Article 138 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, determined in good faith by the Board. Any securities not subjected to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board (including the Preferred Directors Majority).

The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board of Directors (including the affirmative consents of Preferred Directors Majority), or by a liquidator if one is appointed.

The Preferred Majority shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this subsection (e) of Article 138, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors (including the Preferred Directors Majority) and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the Members as required by Statute and pursuant to Article 74 and Article 75 above, be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Event.

INDEMNITY

139.	To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own neglect or willful default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or willful defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the neglect or willful default of such Director, Officer or trustee.

To the maximum extent permitted by applicable law, the Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall not be personally liable to the Company or its Members for monetary damages for breach of their duty in their respective offices, except such (if any) as they shall incur or sustain by or through their own willful neglect or willful default respectively.

FINANCIAL YEAR

140.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and, following the year of incorporation, shall begin on January 1 in each year.

AMENDMENTS OF ARTICLES

141.	Subject to the Statute and the Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

TRANSFER BY WAY OF CONTINUATION

142.	If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute, Articles 74 and 75, and with the approval of (i) a Special Resolution and (ii) the Preferred Majority, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

REDEMPTION RIGHTS

143.	At any time after the earlier of the occurrence of the following event: (i) the Company fails to complete a Qualified IPO before September 30th, 2020, (ii) any material adverse change in the regulatory environment that will cause the arrangement under the Control Documents invalid or unenforceable, or (iii) any material breach of the Transaction Documents or any strategic cooperation agreement and related business cooperation agreement entered into by and between any Group Company and Shanghai Yunxin Venture Capital Co., Ltd , by any Group Company, Founder or Founder Holdco, any holder of the then issued and outstanding Preferred Shares (the “Initiating Holder”), may give a written notice by hand or letter mail or courier service to the Company at its principal executive offices at any time or from time to time (the “Initial Redemption Notice”) requesting redemption of all such series of Preferred Shares issued and outstanding (the “Initiating Series of Shares”) held by such Initiating Holders, in which case the Company shall (1) promptly thereafter provide all of the other holders of Preferred Shares notice (pursuant to Articles 131 through 135) of the Initial Redemption Notice and, (A) for each of the other holders of the Initiating Series of Shares, of its right to participate in such redemption and request the Company to redeem all the Initiating Series of Shares held by it, which right is exercisable by delivering a written notice by hand or letter mail or courier service to the Company at its principal executive offices within fifteen (15) days of the giving of such notice by the Company, and (B) for each of the holders of Preferred Shares other than the Initiating Holder (each a “Non-Initiating Holder”), of its right to participate in such redemption and request the Company to redeem all shares of such Non-Initiating Holder held by it, which right is exercisable by delivering a written notice by hand or letter mail or courier service to the Company at its principal executive offices within fifteen (15) days of the giving of such notice by the Company, provided that the Company shall only be obligated to redeem any share held by a Non-Initiating Holder if it has received timely submitted redemption notices; and (2) pay to each holder (each, a “Redeeming Preferred Shareholder”) of Initiating Series of Shares and other series of Preferred Shares by whom a redemption notice has been timely submitted (each, a “Redeeming Preferred Share”), in respect of such Redeeming Preferred Share, an amount (the “Redemption Price”) equal to the sum of the Adjusted Issue Price, plus an amount accruing thereon daily at a single interest rate of 8% per annum, beginning on the Adjusted Issue Date of such Preferred Share, plus any declared but unpaid dividends on such Share, with each Redemption Price to be paid on a date to be determined at the discretion of the Company, but in any event within sixty (60) days of the date of the Initial Redemption Notice (the “Redemption Price Payment Date”).

144.	If the Company fails to pay on the Redemption Price Payment Date the full Redemption Price in respect of each Redeeming Preferred Share to be redeemed on such date because it has inadequate funds legally available therefor or for any other reason, the funds that are legally available shall nonetheless be paid on a pari passu basis and applied on the Redemption Price Payment Date in a pro-rata manner against each Redeeming Preferred Share in accordance with the relative full amounts owed thereon, and the shortfall shall be paid and applied from time to time out of legally available funds immediately as and when such funds become legally available in a pro-rata manner against each Redeeming Preferred Share in accordance with the relative remaining amounts owed thereon, such that, in any case, the full Redemption Price shall not be deemed to have been paid in respect of any Redeeming Preferred Share and the redemption shall not be deemed to have been consummated in respect of any Redeeming Preferred Share on the Redemption Price Payment Date, and each Redeeming Preferred Shareholder shall remain entitled to all of its rights, including (without limitation) its voting rights, in respect of each Redeeming Preferred Share, and each of the Redeeming Preferred Shares shall remain “outstanding” for the purposes of these Articles, until such time as the Redemption Price in respect of each Redeeming Preferred Share has been paid in full (the “Redemption Date”) whereupon all such rights shall automatically cease. Any portion of the Redemption Price not paid by the Company in respect of any Redeeming Preferred Share on the Redemption Price Payment Date shall continue to be owed to the holder thereof and shall accrue interest at a compound rate of 8% per annum from the Redemption Price Payment Date, payable in monthly installments for a maximum of twelve (12) months.

145.	Once the Company has received an Initial Redemption Notice, it shall not (and shall not permit any Subsidiary to) take any action which could have the effect of delaying, undermining or restricting the redemption, and the Company shall in good faith use all reasonable efforts to increase as expeditiously as possible the amount of legally available redemption funds including without limitation, causing any other Group Company to distribute any and all available funds to the Company for purposes of paying the Redemption Price for all Redeeming Preferred Shares on the Redemption Price Payment Date, and until the date on which each Redeeming Preferred Share is redeemed, the Company shall not declare or pay any dividend not otherwise make any distribution of or otherwise decrease its profits available for distribution.